EXHIBIT 10.1(e)

6th Amendment to Merger and Reorganization Agreement

Merger and Reorganization Agreement is amended as follows:

Article 5(e)(10) is amended and date is extended from December 31, 2023 to March 31, 2024.

Dated: December 19, 2023

Signed by:

Dana Green
President
GlobalTech Corporation

Babar Ali Syed
President
WorldCall Holding Inc.